Exhibit 10.2

MODIFICATION OF THE SECOND AMENDMENT TO SUPPLY AGREEMENT

This Modification of Second Amendment to Supply Agreement (the “Modification”) is made this 31st day of August, 2003 by and between TULLY’S COFFEE CORPORATION, a Washington corporation, doing business at 3100 Airport Way South, Seattle, Washington 98134, U.S.A. (“Seller”), TULLY’S COFFEE JAPAN CO., LTD., a company organized under the laws of Japan, doing business at 2-11-7 Akasaka, Minato-ku, Tokyo, Japan (“Buyer”) and FOODX GLOBE CO., LTD., a company organized under the laws of Japan, doing business at 2-11-7 Akasaka, Minato-ku, Tokyo, Japan (“Foodx”). Unless otherwise defined herein, capitalized terms and phrases used in this Modification shall have the meanings given to such terms and phrases in the Supply Agreement described in Recital A below.

RECITALS

A. On April 26, 2001, Seller and Foodx (formerly known as Tully’s Coffee Japan Co., Ltd.) entered into that certain Tully’s Coffee Supply Agreement (the “Supply Agreement”), as amended by that certain First Amendment to Supply Agreement dated October 1, 2001 (the “First Amendment”) and as amended by that certain Second Amendment to Supply Agreement (the “Second Amendment”) dated February 14, 2002 (with the Supply Agreement, the First Amendment and the Second Amendment being collectively referred to herein as, the “Supply Agreement”). On August 1, 2002, pursuant to that certain corporate split of Foodx under the Commercial Code of Japan, Buyer, which was incorporated as a wholly-owned subsidiary of Foodx, succeeded to all rights and obligations of Foodx under the Supply Agreement while Foodx remained jointly and severally liable for obligations which had been owed by it under the Supply Agreement.

B. Buyer, Seller and Foodx are parties to that certain Third Amendment to License Agreement of even date herewith (the “Third Amendment to License Agreement”). In connection with and as partial consideration for covenants and promises contained in the Third Amendment to License Agreement, the parties hereto have agreed, subject to the terms and conditions set forth herein, to modify the Second Amendment as set forth in herein.

NOW, THEREFORE, the parties hereto agree as follows:

AGREEMENT

1. Modification. Effective upon the full execution and delivery of the Third Amendment to the License Agreement by each of the parties thereto, the Second Amendment is hereby modified by amending and restating Section 2 to read as follows:

2. Condition Subsequent Regarding Amendments Contained in this Second Amendment. Seller and Buyer acknowledge and agree that Seller willingness to agree to the amendments of the Supply Agreement contained in Sections’ 1.1 through 1.6 of this Second Amendment are based and conditioned upon Buyer’s plans to provide significant growth in the number of new VL Franchised Tully’s Stores to be opened in Japan. As a result, Seller and Buyer agree that, in the event, Buyer fails to open and maintain at least forty new VL Franchised Tully’s Stores for business materially consistent with Buyer’s other Tully’s Stores in the Territory (“Regular Business”) on or before Novermber 30, 2003 (the “VL Deadline”) then the amendments contained in Sections 1.1 through 1.6 of this Second Amendment shall terminate due the failure of a condition subsequent and automatically be voided and deleted from the Supply Agreement, with the sole exception of pricing for all cups and lids which shall remain as provided for in Section 1.2 of this Second Amendment. As a result thereof and except for pricing related to all cups and lids, all pricing under the Supply Agreement shall revert to the price terms contained in the Supply Agreement prior to date of this Second Amendment. Likewise, (i) the list of Tully’s Products shall revert to the list attached to the original Supply Agreement, and (ii) Buyer will not have the right to change suppliers or vendors thereafter for any of the Tully’s Products unless Seller consents to such change in its sole discretion.

Notwithstanding the foregoing, in the event that Buyer fails to open and maintain at lease forty (40) VL Franchised Tully’s Stores for Regular Business in the Territory on or prior to the VL Deadline but does open up and maintain at forty (40) VL Franchised Tully’s Stores for Regular Business in the Territory within six months of the VL Deadline, then the amendments contained in this Second Amendment shall again become effective commencing the calendar day following the date on which the fortieth (40th) VL Franchised Tully’s Store opens for Regular Business.

3. No Other Modifications. Except as specifically set forth in this Modification, the remaining terms and conditions of the Second Amendment shall remain unchanged and shall remain in full force and effect. In the event of a conflict between the provisions of this Modification and the Second Amendment, the provisions of this Modification shall prevail.

4. Execution in Counterparts. This Modification may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same document notwithstanding that both parties are no signatories to each counterpart. However, this Modification shall not be enforceable against a party until a counterpart has been executed by both parties. An executed counterpart signature page transmitted by facsimile (fax) transmission by one party to the other party shall constitute an original signature page for all purposes.

5. Integration and Modification. This Modification together with the Second Amendment and the Supply Agreement constitutes the entire agreement between the parties with respect to the subject matters hereof. For such matters, there are no other agreements or representations not set forth in this Modification or the Second Amendment or the Supply Agreement, and this Modification together with the Second Amendment and the Supply Agreement incorporate all prior negotiations, agreements and representations. This Modification may not be modified except in writing signed by each party.

6. Miscellaneous. The following provisions of the Supply Agreement are hereby incorporated in this Modification by reference, except that references therein to “this Agreement” shall be deemed to be references to “this Modification”: Sections’ 3, 5 and 6 (which have been re-numbered as Sections 5, 7 and 8 pursuant to the First Amendment).

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

[SIGNATURE PAGE FOLLOWS]

Executed as of the date set forth above.

SELLER:

TULLY’S COFFEE CORPORATION

By:	/s/ Anthony J. Gioia
Anthony J. Gioia, its President

BUYER:

TULLY’S COFFEE JAPAN CO., LTD.

By:	/s/ Kouta Matsuda
Kouta Matsuda, its President

FOODX:

FOODX GLOBE CO., LTD.

By:	/s/ Kouta Matsuda
Kouta Matsuda, its President